SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2003

AIRBORNE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6512	91-065027
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3101 Western Avenue, PO Box 662, Seattle, Washington 98111

(Address of Principal Executive Offices, Zip Code)

(206) 285-4600

(Registrant’s Telephone Number, Including Area Code)

Item 5.                Other Events.

Merger Agreement

On March 25, 2003, Airborne, Inc. (“Airborne”) entered into an Agreement and Plan of Merger with DHL Worldwide Express B.V. (“DHL”) and Atlantis Acquisition Corporation, a wholly owned indirect subsidiary of DHL (“Acquisition”). Under the terms of the agreement, (1) Airborne’s air operations would be separated from its ground operations, with the air operations being consolidated into ABX Air, Inc. (“ABX Air”); (2) DHL would acquire Airborne’s ground operations (including all operations conducted by Airborne Express, Inc. including its book of business, customer service, express and deferred services and products, and pick up and delivery network) through a merger of Airborne and Acquisition; and (3) Airborne stockholders would receive $21.25 in cash and one share of common stock of ABX Air per share of Airborne common stock. Upon the closing of the transaction, Airborne would operate as a wholly owned subsidiary of DHL and ABX Air would become an independent public company wholly owned by Airborne’s stockholders (although under certain circumstances specified in the Merger Agreement, DHL could purchase all of Airborne’s operations and Airborne stockholders would then receive the alternative consideration specified in Section 2.6(b) of the agreement). ABX Air will also enter into a number of commercial agreements with DHL’s Airborne subsidiary, including an ACMI Service Agreement (the “ACMI Agreement”) and Hub and Line-Haul Services Agreement (the “Hub Services Agreement”).

ACMI Agreement

Pursuant to the ACMI Agreement, ABX Air will provide air transportation services to Airborne on an “ACMI” basis (by providing aircraft, crew, maintenance and insurance) on a cost-plus basis. Certain costs incurred by ABX Air in providing the services will be subject to a markup, including the costs associated with the use, maintenance and depreciation of the aircraft, the compensation and benefits of employees, the cost for insurance policies, expenses associated with regulatory compliance and administrative and corporate overhead expenses. The markup will include both a base percentage of 1.75% and incremental percentages of up to 1.35% based on cost reductions and of up to 0.25% based on service performance, resulting in a possible markup range of 1.75% to 3.35%. Other costs, including fuel, taxes (other than income taxes) and sublease payments for facilities in Wilmington, Ohio will be reimbursed or passed through to Airborne, but will not be subject to the markup. Certain costs, including income taxes and certain overhead related to third party services, are not subject to either markup or reimbursement.

The ACMI Agreement will cover the entire fleet of aircraft and will have an initial term of seven years, and will automatically renew for an additional period of three years unless either party gives notice of its intent not to renew at least one year prior to expiration. The ACMI Agreement may be terminated, in whole or in part, prior to expiration under certain circumstances, including performance failures by ABX Air.

Hub Services Agreement

Pursuant to the Hub Services Agreement, ABX Air will provide staff to conduct hub, line-haul, logistics and maintenance services to Airborne on a cost-plus basis. Like the ACMI Agreement, certain costs will be subject to a markup, including the compensation and benefits of the ABX Air staff performing the services, the cost for insurance policies and administrative and corporate overhead expenses. The markup will include both a base percentage of 1.75% and incremental percentages of up to 1.35% based on cost reductions and of up to 0.75% based on service performance, resulting in a possible markup range of 1.75% to 3.85%. Other costs, including fuel and utility costs will be reimbursed or passed through to Airborne, but will not be subject to the markup. Certain costs, including income taxes, are not subject to either markup or reimbursement.

The Hub Services Agreement will have an initial term of three years, and will automatically renew for additional one year periods unless either party gives notice of its intent not to renew at least 90 days prior to expiration. The Hub Services Agreement may be terminated, in whole or in part, prior to expiration under certain circumstances, including performance failures by ABX Air.

Cost Base/Revenue

The cost base of ABX Air to which the markups under the ACMI and Hub Services Agreements will be applied is estimated to be in excess of $800 million for the first year of operation. Certain operating costs, primarily fuel related costs, will be reimbursed with no markup applied.

Aircraft Impairment

As a result of the separation of ABX Air from Airborne, Airborne will be required by GAAP to conduct an impairment analysis of ABX Air’s assets, which consist primarily of aircraft and related assets. Airborne currently anticipates that this impairment analysis will result in a substantial writedown of ABX Air’s aircraft assets, and a corresponding reduction in the prospective depreciation associated with those assets after separation. Depreciation costs are reimbursed by Airborne with the applicable markup under the ACMI Agreement.

ABX Air Capital Structure

In connection with its separation from Airborne, it is anticipated that ABX Air will assume approximately $100 million in existing aircraft loan and capital lease obligations. In addition, an affiliate of DHL will make a loan to ABX Air and ABX Air will issue a promissory note to the DHL affiliate. The amount of the note will depend on a number of factors, including the initial stockholders equity of ABX Air, but is anticipated to be in the range of $75 million to $175 million. The note will bear interest at a rate of 5%. Depending on the amount of the note, all or a portion of the interest expenses in respect of this note are reimbursable under the terms of the ACMI agreement.

ABX Capital Expenditures

ABX Air will have certain significant capital expenditure commitments, including the purchase and modification of up to four 767 aircraft for an aggregate capital cost of approximately $113 million. One of these aircraft will be acquired later in 2003, with two aircraft to be acquired in 2004 and one in 2005.

Third Party Business

ABX Air intends to provide ACMI and other services to parties other than DHL.

Treatment of Certain Airborne Debt Instruments

All indebtedness will remain with Airborne, other than the existing aircraft loan and capital lease obligations assumed by ABX Air and the promissory note issued by ABX Air. Airborne’s 5.75% Convertible Senior Notes due April 1, 2007 (the “Convertible Notes”) will be affected as follows:

•	If the transaction is consummated, it is anticipated that each Convertible Note then outstanding will become convertible into the right to receive $21.25 and one share of ABX Air for each share of Airborne common stock (although, under certain limited circumstances, holders could receive the alternative consideration described in Section 2.6(b) of the Merger Agreement) into which the Convertible Note was convertible immediately prior to the completion of the transaction. The conversion rate is currently equivalent to a conversion price of approximately $23.39 per share of Airborne Common Stock.

•	If the transaction is consummated, holders of the Convertible Notes will have the right, at their option, to require Airborne (which will be an indirect subsidiary of DHL upon completion of the transaction) to repurchase the Convertible Notes at a purchase price of 100% of the principal amount of the Convertible Notes together with unpaid interest that has accrued up to one day prior to the repurchase date. Airborne is obligated to give holders of Convertible Notes notice of the repurchase right arising as a result of the transaction within 30 days after the transaction is consummated.

•	Unless otherwise repurchased or converted and subject to compliance with the indenture related to the Convertible Notes, the Convertible Notes will be assumed by Airborne as the surviving entity of the merger between Acquisition and Airborne at the completion of the transaction.

The 7.35% Senior Notes due September 15, 2004 issued by Airborne Express, Inc. in September 1995 that are outstanding at the completion of the transaction will remain obligations of Airborne Express, Inc., which will remain a subsidiary of Airborne following the completion of the transaction.

Postponement of Airborne Annual Stockholders Meeting

Airborne intends to hold a stockholders meeting to approve the Merger and certain related matters. As a result, Airborne currently intends to combine its regular annual meeting with the meeting to approve the Merger. Airborne currently anticipates that this meeting will occur during the summer of 2003.

The Agreement and Plan of Merger is attached as Exhibit 2.1 and the forms of the ACMI Agreement and Hub Services Agreement are attached as Exhibits 10.1 and 10.2, respectively.

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements that Airborne intends to be covered by the safe harbor provisions for forward-looking statements. These forward-looking statements involve risks and uncertainties. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking statements, including, but not limited to, gaining regulatory and shareholder approval to complete the transaction, the possibility that the transaction may not close or that the parties may be required to modify aspects of the transaction to achieve regulatory approval, domestic and international economic conditions, the impact of war and terrorism on the air package delivery business, the ability to mitigate rising fuel costs, competitive pressure, maintaining customer relationships, successful integration with DHL, cost cutting initiatives, improving operating margins and productivity, realignment and overhead reduction efforts, changes in customers’ shipping patterns, the ability of the combined entity to expand into the small business and consumer markets, the ability to make planned capital expenditures and other risks and uncertainties that are described in the reports that the Company files with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Additional risks include the ability of ABX Air, Inc. to successfully operate as an independent company, ABX Air’s ability to gain additional business, to react to changes in economic conditions, risks associated with maintaining a fleet of aircraft and the trading liquidity of ABX Air shares.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 25, 2003 by and among DHL Worldwide Express B.V., Atlantis Acquisition Corporation and Airborne, Inc.

10.1	Form of ACMI Service Agreement by and between Airborne, Inc. and ABX Air, Inc.

10.2	Form of Hub and Line-Haul Services Agreement by and between Airborne, Inc. and ABX Air, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE, INC.

Dated: April 3, 2003	By:	/s/ LANNY H. MICHAEL Lanny H. Michael Executive Vice President and Chief Financial Officer

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